SECOND AMENDMENT, dated as of June 20, 2000 ("this Amendment"), to the
Rights Agreement, dated as of July 19, 1996 and as further amended as of November 10, 1998 (the "Rights Agreement"), between Battle Mountain Canada Ltd., an Ontario corporation (the "Company"), and CIBC Mellon Trust Company, formerly The R-M Trust Company (the "Rights Agent").

         WHEREAS, the parties desire to amend the Rights Agreement; and

         WHEREAS, the Distribution Date under, and as defined in, the Rights Agreement has not occurred.

         NOW THEREFORE, at the direction of the Company given in accordance with
Section 26 of the Rights Agreement, the Company and the Rights Agent hereby agree as follows:

         1. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

         2. Paragraph (a) of Section 1 of the Rights Agreement is hereby amended by adding thereto the following sentence: Notwithstanding the foregoing or any other provision of this Agreement, neither Newmont Mining Corporation, a Delaware corporation ("Newmont"), or any Affiliate of Newmont controlled by it, shall be deemed to be an Acquiring Person, and no Shares Acquisition Date or Distribution Date shall occur or be deemed to occur, by reason of the execution, delivery, public announcement or performance of the Agreement and Plan of Merger dated as of June 21, 2000 (the "Merger Agreement") by and between Newmont and Battle Mountain Gold Company, the Canadian Arrangement Agreement (as defined in the Merger Agreement), or the Support/Voting Agreement by and between Noranda Inc. and Newmont, dated as of June 21, 2000 (the "Voting Agreement"), so long as neither Newmont nor any controlled Affiliate of Newmont becomes the Beneficial Owner of any shares of Common Stock other than (i) pursuant to the Merger Agreement or said Canadian Arrangement Agreement, (ii) shares of Common Stock beneficially owned by Newmont or any controlled Affiliate of Newmont on the date hereof, (iii) shares of Common Stock of which Newmont or any controlled Affiliate of Newmont inadvertently becomes the beneficial owner after the date hereof, provided that the number of shares of Common Stock does not exceed one-half of one percent of the shares of Common Stock then outstanding and that Newmont or such controlled Affiliate, as the case may be, divests itself of such shares as soon as practicable after learning of such beneficial ownership or
(iv) at any time following the Effective Time of the Merger (as defined in the Merger Agreement).

         3. Section 11(a)(ii)(B) of the Rights Agreement is hereby amended by adding thereto the following proviso: PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained herein, neither the execution, delivery, public announcement or performance of the Merger Agreement, the Canadian Arrangement

Agreement or the Voting Agreement shall be deemed to constitute an event described in this clause (B).

         4. This Amendment shall take effect upon execution and delivery of the Merger Agreement.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective corporate seals to be affixed and attested, all as of the day specified in paragraph 4 immediately above.

                                         BATTLE MOUNTAIN CANADA LTD.


                                         By: /s/ Greg V. Etter
                                             -----------------
                                             Name: Greg V. Etter
                                             Title: Vice President

ATTEST:


/s/ Lori J. Forlano
-------------------
Name: Lori J. Forlano
Title:

[Seal]
                                         CIBC MELLON TRUST COMPANY


                                         By: /s/ Maxine McDonald
                                             -------------------
                                             Name: Maxine McDonald
                                             Title: Authorized Officer

ATTEST:


/s/ Wesley J. Hall
------------------
Name: Wesley J. Hall
Title: Authorized Signatory

[Seal]